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Exhibit 99.1

CELLDEX THERAPEUTICS, INC. BOARD OF DIRECTORS
CHARTER OF THE CONFLICT OF INTEREST COMMITTEE

Composition

        The Conflict of Interest Committee (the "Committee") of the Board of Directors of Celldex Therapeutics Inc. (the "Company") shall consist of at least two (2) members of the Board of Directors of the Company (the "Board").

        Each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board and shall meet the standards for independence set forth in applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. ("Nasdaq"). The Board shall appoint the members of the Committee and may remove any Committee member at any time. The Committee's chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

Purpose

        In accordance with the Company's Conflict of Interest Policy, the purpose of the Committee shall be to review, evaluate and, if deemed appropriate by the Committee, approve any transaction which meets the following criteria (a "Conflict of Interest"):

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  any member of the Board and/or employee of the Company has a "conflict of interest" (as defined in the Company's Conflict of Interest Policy); and

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  such transaction must be approved by the Board or a committee of the Board pursuant to the Company's Conflict of Interest Policy.

        In addition, the Committee shall (i) perform any other responsibilities assigned to it pursuant to the Company's Conflict of Interest Policy and (ii) periodically review and, if appropriate, propose amendments to the Company's Conflict of Interest Policy for consideration by the full Board.

Functions and Authority

        The operation of the Committee will be subject to the provisions of the Company's Conflict of Interest Policy, the Bylaws of the Company, Delaware Corporation Law, and the rules and regulations of the SEC and Nasdaq, each as in effect from time to time. Consistent with the foregoing, the Committee will have the full power and authority to approve or disapprove, as the case may be, a transaction which it deems to be a Conflict of Interest transaction. The Committee may delegate such power and authority to one or more subcommittees of the Committee.

Operating Principles and Processes

        In fulfilling its functions and responsibilities, the Committee should give due consideration to the following operating principles and processes:

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  Communication—The Committee shall have meaningful contact with the Chairman of the Board, other committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as appropriate. Such communication is important for strengthening the Committee's knowledge of any potential Conflict of Interest transactions.

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  Committee Interaction with Management—The Committee shall work with management to develop a process for systematic review of potential Conflict of Interest transactions.

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  Committee Expectations and Information Needs—The Committee shall communicate to the Committee members, the Chief Executive Officer, the Vice President or Chief Financial Officer or their designee(s) the expectations of the Committee, and the nature, timing, and extent of any specific information or other supporting materials requested by the Committee for its meetings and deliberations.

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  Committee Board Advisors—The Committee may solicit the advice of members of the Board who are not Committee members, even if such non-Committee Board members are not "independent" as set forth in the applicable rules and regulations of the SEC and Nasdaq, with respect to any transaction under consideration by the Committee, provided that (i) the Committee members shall be the final decision-makers with respect to such transaction and (ii) any vote on such transaction shall be made only after the non-Committee Board member has left the meeting.

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  Resources—The Committee shall be authorized to access such internal and external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent legal counsel, consultants and other professional advisors. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources.

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  Meeting Agendas—Committee meeting agendas shall be the responsibility of the Committee chairperson with input from the Committee members as well as, to the extent deemed appropriate by the chairperson, from members of senior management and outside advisors.

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  Committee Meeting Attendees—The Committee shall be authorized to require members of senior management to, and to request that outside counsel and other advisors, attend Committee meetings.

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  Reporting to the Board of Directors—The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

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  Other Functions—The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

Meetings

        The Committee will hold meetings as the Committee deems appropriate. Meetings may be called by the chairperson of the Committee or the Chairman of the Board.

Minutes and Reports

        Minutes of each meeting will be kept and distributed to each member of the Committee and the Secretary of the Company. Such minutes will also be made available to any member of the Board who is not a member of the Committee upon the request of such member. The chairperson of the Committee or his or her delegate shall be available to answer any questions the other directors may have regarding the matters considered and actions taken by the Committee.

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CELLDEX THERAPEUTICS, INC.
CONFLICT OF INTEREST POLICY

Purpose

        The purpose of this policy statement is to present a framework for addressing conflict of interest issues involving a member of the Board of Directors (a "Director") or an employee of Celldex Therapeutics, Inc. or its affiliates ("Celldex").

Conflict of Interest Defined

        A "conflict of interest" exists when a Director or an employee or a member of the Director's or employee's immediate family, directly or indirectly:

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  has a financial or personal interest in an entity with whom Celldex has a contractual or other relationship;

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  has a financial or personal interest in an entity with whom Celldex is negotiating a contract or other transaction; or

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  receives personal benefit, other than approved compensation from Celldex, as a result of such Director's or employee's position with Celldex.

        For purposes of this policy, "immediate family" members include: the Director's or employee's spouse or children or other members of such Director's or employee's household.

        For purposes of this policy, the following situations automatically create a "conflict of interest":

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  service on another entity's board of directors, regardless of whether financial compensation is paid for such service; or

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  a "related party transaction" that requires disclosure in Celldex's public filings under Item 404 of Regulation S-K promulgated by the United States Securities and Exchange Commission (a "Related Party Transaction"). An example of a related party transaction under the current regulations is a transaction in which a director, executive officer or 5% shareholder in Celldex, or a relative of the foregoing, has a direct or indirect material interest and for which the amount involved exceeds $60,000.

        It should be noted that while conflicts of interest as described above may arise from time to time, the purpose of this policy is not to forbid such conflicts, but rather to establish a process for addressing such conflicts so that decision-making can be performed by disinterested individuals.

General Policy

        Directors and employees are expected to make or participate in business decisions and actions in the course of their service or employment with Celldex based on the best interest of Celldex, and not based on financial or other personal gain unrelated to their interest in Celldex. The Celldex procedure for dealing with conflicts of interest is comprised of three steps:

1.
Identification—identify conflicts of interest.

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Disclosure—where a situation gives rise to a conflict of interest, it should be disclosed within Celldex as described below. A determination of whether the conflict of interest may require public disclosure will be made by Celldex's legal counsel.

3.
Decision making—once a conflict of interest has been identified and disclosed, a mechanism will be applied to provide for non-conflicted decision making.

Step One: Identification

        A broad definition of "conflict of interest" is set forth above. It is not possible to list all types of conflict of interest. Ultimately, it is the responsibility of each Director and employee to identify any situation that might be considered a conflict of interest. In the event a Director or employee is not sure if an actual or potential situation presents a conflict of interest, he or she should seek guidance from the management and/or legal counsel of Celldex. If necessary, such parties will then consult with the Conflict of Interest Committee of the Board of Directors (the "Conflict of Interest Committee") to determine whether a situation is a conflict of interest.

Step Two: Disclosure

        Directors    When a Director identifies a conflict of interest, he or she should immediately notify Celldex's management and/or legal counsel of such conflict of interest. Celldex's management and/or legal counsel will, in turn, notify the Chairperson of the Conflict of Interest Committee of such conflict of interest or, if the Director with the conflict of interest is the Chairperson of the Conflict of Interest Committee, Celldex's management and/or legal counsel will immediately notify the Chairperson of the Board of Directors of such conflict of interest. Decision-making will then occur as set forth below under "Step Three: Decision-Making".

        Employees    When an employee identifies a conflict of interest, he or she should follow the procedure set forth below:

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  If the employee is the Chief Executive Officer ("CEO") of Celldex, he or she should immediately notify Celldex's legal counsel of such conflict of interest. Celldex's legal counsel, in turn, will immediately notify the Chairperson of the Conflict of Interest Committee of such conflict of interest.

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  If the employee is the general counsel of Celldex, he or she should immediately notify the CEO of such conflict of interest. The CEO, in turn, will immediately notify the Chairperson of the Conflict of Interest Committee of such conflict of interest.

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  If the employee is an executive officer (other than the CEO or general counsel) of Celldex, he or she should immediately notify Celldex's legal counsel of such conflict of interest. Celldex's legal counsel, in turn, will immediately notify the CEO and the Chairperson of the Conflict of Interest Committee of such conflict of interest.

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  All other Celldex employees should immediately notify Celldex's legal counsel of such conflict of interest. Celldex's legal counsel, in turn, will immediately notify the Executive Vice President or Senior Vice President to whom such employee ultimately reports of such conflict of interest.

        Following disclosure of an employee conflict of interest, decision-making will then occur as set forth below under "Step Three: Decision-Making".

        General    In all cases, the disclosure notice should describe all of the relevant facts and circumstances concerning the conflict of interest. Furthermore, in situations where a conflict of interest exists, conflicted Directors and employees should not recommend or introduce the other entity to other employees within the Celldex organization without a clear disclosure to such other employees that a conflict of interest exists.

Step Three: Decision-Making

        Following appropriate disclosure as described above, decision-making with respect to matters involving a conflict of interest shall be handled as set forth below. For purposes of this policy, "ordinary course of business" shall mean transactions (other than Related Party Transactions), decision-making and other activities that would not, in the absence of a conflict of interest, involve decision-making by the Board of Directors.

Transactions Not in the Ordinary Course of Business and Related Party Transactions

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  If the proposed transaction is of a nature that, in the absence of a conflict of interest, it would require action by the full Board of Directors, the transaction must be reviewed and approved by the full Board of Directors, following full disclosure to the Board of Directors about the facts and circumstances of the conflict. Any Director conflicted by the transaction shall abstain from voting on the matter. At the request of the Chairman of the Board, all conflicted Directors will leave the meeting during any discussion on the matter as well as during the voting. In the event the Chairman of the Board is conflicted, any Director may request that the Chairman of the Board and any other conflicted Directors leave the meeting during any discussion on the matter as well as during the voting.

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  If the proposed transaction is of a nature that, in the absence of a conflict of interest, it would require action by a committee of the Board of Directors, the transaction must be reviewed and approved by either (i) the full Board of Directors or (ii) both the applicable committee of the Board of Directors and the Conflict of Interest Committee, following full disclosure to the Board of Directors or the applicable committee(s), as appropriate, about the facts and circumstances of the conflict. Any Director conflicted by the transaction shall abstain from voting on the matter. At the request of the Chairman of the Board or the chairman of the committee, as appropriate, all conflicted Directors will leave the Board of Directors meeting or committee meeting during any discussion on the matter as well as during the voting. In the event the Chairman of the Board or the chairman of the committee is conflicted, any Director present may request that the conflicted Directors leave the applicable meeting during any discussion on the matter as well as during the voting.

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  If the proposed transaction is a Related Party Transaction but does not fall under either of the preceding two paragraphs the transaction must be reviewed and approved by either (i) the full Board of Directors or (ii) the Conflict of Interest Committee, following full disclosure to the Board of Directors or the Conflict of Interest Committee, as appropriate, about the facts and circumstances of the conflict. Any Director conflicted by the transaction shall abstain from voting on the matter. At the request of the Chairman of the Board or the chairman of the committee, as appropriate, all conflicted Directors will leave the Board of Directors meeting or committee meeting during any discussion on the matter as well as during the voting. In the event the Chairman of the Board or the chairman of the committee is conflicted, any Director present may request that the conflicted Directors leave the applicable meeting during any discussion on the matter as well as during the voting.

Transactions in the Ordinary Course of Business

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  If the transaction at issue is in the ordinary course of business and the individual with the conflict of interest is a Director or the CEO of Celldex, then the final decision as to the terms of the transaction will be made by the Conflict of Interest Committee.

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  If the transaction at issue is in the ordinary course of business and the individual with the conflict of interest is an executive officer of Celldex (other than an executive officer who is a Director and/or the CEO of Celldex), then the final decision as to the terms of the transaction will be made by the CEO following consultation with Celldex's legal counsel or, if Celldex's legal counsel is the individual with the conflict of interest, the CEO shall consult with appropriate outside legal counsel.

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  If the transaction at issue is in the ordinary course of business and the individual with the conflict of interest is not a Director or executive officer of Celldex, then the final decision as to the terms of the transaction will be made by the CEO (or his or her designee among the executive officers of Celldex) following consultation with Celldex's legal counsel.

Day-to-Day Interactions and Decision-Making in the Ordinary Course of Business

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  Transactions involving a conflict of interest often result in relationships (e.g. research and development collaborations, supply of clinical material, etc.) that involve day-to-day interactions and decision-making. If the day-to-day decision-making at issue is in the ordinary course of business, then such decision-making may be made by a non-conflicted employee of Celldex, consistent with the transaction documents that have been approved in accordance with this policy and consistent with standard decision-making procedures at Celldex. In the event the non-conflicted employee needs guidance from a supervisor who is conflicted, the non-conflicted employee should consult with Celldex's legal counsel in order to determine an appropriate avenue for obtaining non-conflicted guidance and decision-making. In no event shall a conflicted Director or employee make ordinary course of business decisions in the context of an existing relationship.

General

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  In all of the foregoing situations where a matter is brought to the Conflict of Interest Committee, if a member of the Conflict of Interest Committee is conflicted under this policy, the Chairman of the Board shall either appoint an additional disinterested Director who meets the requirements for membership on the Conflict of Interest Committee to act in such interested member's place or shall refer the matter to the full Board of Directors for decision-making in accordance with this policy.

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  In reaching any decision delegated to it pursuant to this policy, the Conflict of Interest Committee may seek the advice of other Directors, members of management, legal counsel or outside advisors, so long as the final decision is made by the members of the Conflict of Interest Committee.

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  In the event that the full Board of Directors, the Conflict of Interest Committee or, consistent with this policy, the non-conflicted decision-maker is made aware of a conflict of interest after a decision has been made by a conflicted decision-maker, the full Board of Directors, the Conflict of Interest Committee or the non-conflicted decision-maker, as applicable under this policy, will review the decision and, after consultation with Celldex's legal counsel, determine the appropriate course of action.

Special Situations

        Set forth below is specific guidance for some potential areas of conflict of interest that require special attention.

Outside Employment, Business, Consulting or Board Relationships

        Celldex Directors and employees should inform Celldex's legal counsel about any employment, business, consulting or board (such as a board of directors or a scientific advisory board) relationship that such Director or employee has with another for-profit entity (whether such entity is publicly-traded or privately-held). In addition, Celldex Directors and employees should inform Celldex's legal counsel about any employment, business, consulting or board (such as a board of directors or a scientific advisory board) relationship that such Director or employee has with a not-for-profit entity if such not-for profit entity competes in any way with, or provides goods or services to, Celldex. In furtherance of this policy, Celldex will periodically conduct an inquiry of Directors and employees to determine the status of their employment, business, consulting or board relationships with types of entities described above.

Outside Director Compensation

        Except as authorized by the Board of Directors, no outside Director shall receive compensation from Celldex other than for service on the Board of Directors and its committees.

Investments in Entities with whom Celldex Has a Business Relationship

        Directors and employees may occasionally find themselves in a position to invest in entities with whom Celldex has a business relationship. Directors and employees presented with such opportunities should understand that a conflict of interest may occur in these circumstances. The following guidelines are intended to cover such circumstances:

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  Disclosure    Directors and employees and their immediate families may not invest in entities with whom Celldex has a business relationship without disclosure as set forth above under "Step Two: Disclosure". In a similar vein, if Celldex enters into a business relationship with an entity and a Director or employee has a pre-existing investment in such entity, the Director or employee should immediately make such disclosure as set forth above under "Step Two: Disclosure".

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  Pre-Approval    As a general rule, investments that are disclosed under the preceding paragraph require pre-approval consistent with the principles set forth above under "Step Three: Decision-Making." As an exception to the general rule, the following investments do not require pre-approval: investments of not more than one percent (1%) of the total outstanding shares of an entity, provided that the investment is not so large financially either in absolute dollars or percentage of the individual's total investment portfolio that it reasonably creates the appearance of a conflict of interest. When a Director or employee is placed on a board of directors or advisory board as a representative of Celldex, such Director or employee may not make an investment in that entity without first obtaining approval consistent with this paragraph.

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  Mutual Funds    Investments in diversified, publicly traded mutual funds are not subject to this conflict of interest policy.

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  Confidential Information    In no event shall an investment be made or divested on the basis of confidential "inside" or proprietary information, such as confidential information that might have been learned about another entity as a result of Celldex's relationship with the other entity.

Consequences of Violation

        Violation of this policy could lead to disciplinary action, up to and including termination of employment.

Reports to the Board of Directors

        Celldex's management and/or legal Counsel shall report to the Board of Directors at each regularly scheduled Board meeting about any conflicts of interest that have arisen since the last regularly scheduled Board meeting and how those conflicts were addressed in light of this policy.

QuickLinks

  Exhibit 99.1
CELLDEX THERAPEUTICS, INC. BOARD OF DIRECTORS CHARTER OF THE CONFLICT OF INTEREST COMMITTEE
CELLDEX THERAPEUTICS, INC. CONFLICT OF INTEREST POLICY